UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      January 3, 2005 (December 27, 2004)


                                 IPAYMENT, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                       000-50280                      62-1847043
(State or other                  (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

                      40 Burton Hills Boulevard, Suite 415
                               Nashville, TN 37215
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (615) 665-1858


                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Agreement.

     The information set forth below in Item 2.01 and 2.03 is hereby incorporated into Item 1.01 by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

     On December 27, 2004, iPayment, Inc. ("iPayment"), iPayment Acquisition Sub LLC, a subsidiary of iPayment, First Data Merchant Services Corporation ("First Data"), a subsidiary of First Data Corp., and Unified Merchant Services, a subsidiary of First Data, entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which iPayment acquired (the "Acquisition") a portfolio of merchant contracts from First Data. The Acquisition was completed on December 28, 2004 for a price of $130,000,000 in cash. Pursuant to the terms of the Asset Purchase Agreement, the Acquisition will become effective on December 31, 2004, and iPayment will commence receiving revenue from the merchant accounts on January 1, 2005. The purchase price was determined through arm's length negotiations between iPayment and First Data. In connection with the Acquisition, on December 28, 2004, iPayment also entered into an amendment to its existing revolving credit facility pursuant to an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") among iPayment, Bank of America, N.A. ("Bank of America"), as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Banc of America Securities LLC and J.P. Morgan Securities, as Co-Lead Arrangers and Joint Book Managers and the financial institutions from time to time party thereto, pursuant to which iPayment increased the amount of borrowings available to it under its existing revolving credit facility from $80 million to $180 million. On December 28, 2004, iPayment drew down an additional $130 million under the Amended and Restated Credit Agreement to finance the Acquisition.

     Pursuant to the Asset Purchase Agreement, iPayment and First Data also entered into a Service Agreement ("Service Agreement") pursuant to which First Data agreed to perform certain data processing and related services with respect to the merchant accounts acquired pursuant to the Asset Purchase Agreement for a period of seven Processing Years (defined below) commencing on January 1, 2005. In consideration for entering into the Service Agreement, iPayment is required to pay First Data a processing fee of at least $11,000,000 for the first Processing Year. In subsequent Processing Years until the expiration or earlier termination of the Service Agreement, iPayment is required to pay First Data a processing fee of at least 70% of the amount of the processing fee paid during the immediately preceding Processing Year. iPayment also is required to pay First Data certain additional amounts in accordance with the terms of the Service Agreement, including certain special fees for amounts paid to third-party providers. iPayment also has agreed to utilize First Data to process at least 75% of the transaction sales volume being processed by iPayment in any calendar year for the term of the Service Agreement. Under the Service Agreement, the term "Processing Year" is defined as each twelve month period commencing on the first day of January and ending on the last day of December.

     iPayment is currently a customer of First Data for merchant processing and terminal deployment services. iPayment and First Data also have agreed to develop a preferred provider program across iPayment's agent network, which is described in the Form 8-K filed by iPayment on December 28, 2004.

     iPayment will file the material portions of the Asset Purchase Agreement as part of its Annual Report on Form 10-K for the year ended December 31, 2004. The above summary is qualified in its entirety by reference to the Asset Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As described under Item 2.01 above, on December 27, 2004, iPayment entered into the Amended and Restated Credit Agreement to increase the amount of borrowings available to iPayment under its existing revolving credit facility from $80 million to $180 million. On December 28, 2004, iPayment drew down an additional $130 million under the Amended and Restated Credit Agreement to finance the Acquisition.

     Loans incurred under the Amended and Restated Credit Agreement bear interest at a rate per annum equal to (1) for Eurodollar Rate Loans, the eurodollar rate (as in effect from time to time for the relevant interest period) plus an additional amount that ranges from 1.50% to 2.25% depending on iPayment's consolidated leverage ratio, (2) for Base Rate Loans, at a "Base Rate", which is equal to the higher of (i) the Federal Funds Rate plus 0.50% and
(ii) the prime rate as announced by Bank of America, and in each case plus an additional amount that ranges from 0.00% to 0.50% depending on iPayment's consolidated leverage ratio; and (3) for Swing Line Loans, equal to the Base Rate plus an additional amount that ranges from 0.00% to 0.50% depending on iPayment's consolidated leverage ratio. iPayment also is required to pay a fee on unused borrowings that ranges from 0.30% to 0.45%. Borrowings under the Amended and Restated Credit Agreement are jointly and severally guaranteed by iPayment's subsidiaries and are secured by a security interest granted in favor of the lenders in all of iPayment's real and personal property. The Amended and Restated Credit Agreement has a term of four years.

     The Amended and Restated Credit Agreement contains certain conditions to iPayment's ability to incur loans thereunder, including, without limitation, conditions related to (1) the absence of any material adverse change since December 31, 2003, (2) the receipt of all government, shareholder and third party consents and approvals necessary in connection with the Amended and Restated Credit Agreement; (3) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of iPayment, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a material adverse effect; and (4) the delivery of financial and other information to the lenders.

     The Amended and Restated Credit Agreement contains customary affirmative covenants regarding, among other things, iPayment's delivery of financial and other information to the lenders, maintenance of records, compliance with law, maintenance of property and insurance and conduct of business. The Amended and Restated Credit Agreement also contains certain customary negative covenants that limit the ability of iPayment and the subsidiary guarantors to, among other things, create liens, make certain investments, enter into transactions with affiliates, incur debt, acquire or dispose of assets, including merging with another entity, enter into sale-leaseback transactions, prepay subordinate debt and that require iPayment to maintain a minimum consolidated net worth and minimum consolidated EBITDA and that prohibit iPayment from having a consolidated leverage ratio of more than 2.50:1.00 or from making capital expenditures in any fiscal year in excess of $5,000,000. The foregoing restrictions are subject to certain customary exceptions for facilities of this type. The Amended and Restated Credit Agreement includes events of default (and related remedies, including acceleration of the loans made thereunder) usual for a facility of this type, including payment default, covenant default (including breaches of the covenants described above), cross-defaults, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, change of control, default under other agreements and judgment default. Many of the defaults are subject to certain materiality thresholds and grace periods usual for a facility of this type.

     The agents and the lenders under the Amended and Restated Credit Agreement and their affiliates have provided, and future lenders under the Amended and Restated Credit Agreement may provide, various investment banking, other commercial banking and/or financial advisory services to iPayment for which they have received, and will in the future receive, customary fees. In addition, JPMorgan Chase Bank is currently a sponsor bank to iPayment.

     iPayment will file the material portions of the Amended and Restated Credit Agreement as part of its Annual Report on Form 10-K for the year ended December 31, 2004. The above summary is qualified in its entirety by reference to the Amended and Restated Credit Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 2005

                              IPAYMENT, INC.



                              By:  /s/ Clay M. Whitson
                                 -----------------------------------------------
                                 Name:   Clay M. Whitson
                                 Title:  Director and Chief Financial Officer